UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

Hi-Crush Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35630	90-0840530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Riverway Suite 1550 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 960-4777

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 13, 2013, Hi-Crush Partners LP (the “Partnership”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with the members of D&I Silica, LLC (“D&I”) and their respective owners (collectively, the “Sellers”). Under the terms of the Purchase Agreement, the Partnership has agreed to purchase 100% of the outstanding equity interests of D&I. The purchase price to be paid by the Partnership for the equity interests consists of $95,000,000 and 1,578,947 common units representing limited partner interests in the Partnership, and is subject to a working capital adjustment. Upon the closing of the transactions contemplated by the Purchase Agreement, the Sellers receiving common units will each enter into a customary lock-up agreement pursuant to which 1,368,421 common units will be subject to a two year lock up period and 210,526 common units will be subject to a one year lock up period.

The Purchase Agreement contains customary representations, warranties, covenants and indemnity provisions. The transactions contemplated by the Purchase Agreement are subject to the satisfaction of customary conditions prior to the closing. The Partnership anticipates that it will close these transactions during the second quarter of 2013.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 1.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information in Item 1.01 above regarding the Purchase Agreement is incorporated herein by reference.

The common units representing limited partner interests to be issued to the Sellers pursuant to the Purchase Agreement will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Item 9.01—Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

1.01	Membership Interest Purchase Agreement, dated May 13, 2013, among Hi-Crush Partners LP, the members of D&I Silica, LLC, and their respective owners

Forward Looking Statements

Some of the information in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give our current expectations, and contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “assume,” “expect,” “estimate,” “anticipate,” “could,” “future” or “believe” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Partnership’s reports filed with the Securities and Exchange Commission (“SEC”), including those described under Item 1A of the Partnership’s Form 10-K for the fiscal year ended December 31, 2012 and any subsequently filed Form 10-Q. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include: the volume of frac sand we are able to sell; the price at which we are able to sell frac sand; the outcome of any pending litigation; changes in the price and availability of natural gas or electricity; changes in prevailing economic conditions; and difficulty collecting receivables. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. The Partnership’s forward looking statements speak only as of the date made and the Partnership undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Crush Partners LP

	By:	Hi-Crush GP LLC, its general partner

Date: May 16, 2013	By:	/s/ Laura C. Fulton
Name: Laura C. Fulton Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

Exhibit 1.01	Membership Interest Purchase Agreement, dated May 13, 2013, among Hi-Crush Partners LP, the members of D&I Silica, LLC, and their respective owners